UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 17, 2007

BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania		19462

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(610) 940-1675

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement
     On August 17, 2007, Beijing Med-Pharm Corporation (the “Company”), entered into a Placement Agency Agreement with Philadelphia Brokerage Corporation (“PBC”), as exclusive placement agent relating to the issuance and sale to certain institutional and individual investors (the “Offering”) of 3,470,557 units, consisting of (i) one share of common stock of the Company and (ii) warrants initially to purchase two-tenths of a share of common stock of the Company at an exercise price of $9.37 per share, for a purchase price of $9.395 per unit. The warrants have a term of five years and are immediately exercisable. A copy of the form of warrant is attached hereto as Exhibit 4.1 to this report and is incorporated herein by reference. The description of warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1.
     The Company engaged PBC to act as placement agent in connection with the Offering. PBC received a fee equal to seven percent (7%) of the gross proceeds received by the Company in the Offering, payable as follows: (i) 25% of the fee payable in shares of common stock of the Company valued at $9.37 and (ii) 75% of the fee payable by wire transfer of immediately available funds. This fee equals 60,896 shares of common stock of the Company and $1,711,808.86 in cash.
     A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The closing for the sale of the common stock and warrants is expected to take place on August 22, 2007, subject to the satisfaction of customary closing conditions. Net proceeds from the Offering are estimated to be approximately $30.61 million, after deducting placement agent fees and estimated offering expenses.
     Following execution of the Placement Agent Agreement, the Company entered into definitive subscription agreements with certain institutional and individual investors relating to the sale of the common stock and warrants. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
     The units (including shares of common stock and warrants (and the shares of common stock issuable upon exercise of the warrants)) being offered by the Company in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-143789), as amended, which was declared effective by the Securities and Exchange Commission on August 3, 2007. The prospectus supplement describing the terms of the Offering was filed with the Securities and Exchange Commission on August 22, 2007. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the shares of common stock and warrants in the offering is attached as Exhibit 5.1 hereto.
     From time to time, PBC and its affiliates have provided, and may from time to time in the future provide, investment banking and other services to the Company for which they receive customary fees and commissions.
Item 8.01   Other Events.
     In addition, on August 21, 2007, the Company issued a press release announcing the pricing of the Offering. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.   Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 4.1	Form of Warrant to purchase shares of Common Stock.
Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.
Exhibit 10.1	Placement Agent Agreement, dated August 17, 2007, between Beijing Med-Pharm Corporation and Philadelphia Brokerage Corporation.
Exhibit 10.2	Form of Subscription Agreement.
Exhibit 99.1	Press release issued by Beijing Med-Pharm Corporation on August 21, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date:	August 22, 2007	By:	FRED M. POWELL
			Name:	Fred M. Powell
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 4.1	Form of Warrant to purchase shares of Common Stock.
Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.
Exhibit 10.1	Placement Agent Agreement, dated August 17, 2007, between Beijing Med-Pharm Corporation and Philadelphia Brokerage Corporation.
Exhibit 10.2	Form of Subscription Agreement.
Exhibit 99.1	Press release issued by Beijing Med-Pharm Corporation on August 21, 2007.